250 Glen Street
Glens Falls, NY 12801

NASDAQ® Symbol: “AROW“
Website: arrowfinancial.com

Media Contact: Rachael Murray
P: (518) 742-6505
E: rachael.murray@arrowbank.com

FOR IMMEDIATE RELEASE

Arrow Announces Preliminary Approval of Settlement

GLENS FALLS, N.Y. (November 5, 2025) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow" or "the Company") announced preliminary approval of a settlement of the Shareholder Derivative Complaint filed by Stephen Bull as described in various SEC filings over the last 18 months.

The Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (the “Notice”) and the Stipulation and Agreement of Settlement (the “Stipulation”) are posted on the company’s investor relations website: arrowfinancial.com/documents and are also being filed as exhibits to a Form 8-K announcing the settlement’s preliminary approval. The settlement has no material financial impact on the Company’s results of operations or financial position. We refer investors to the Notice and Stipulation for further information.

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